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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of Apartment Investment and Management Company of (i) our report dated October 8, 1999, with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of the Dreyfuss Apartment Communities; and
(ii) our report dated November 19, 1999, with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of the Regency Windsor Apartment Communities; both included in the Current Report (Form 8-K) of Apartment Investment and Management Company dated December 15, 1999.

Form S-3 (No. 333-828)
Form S-3 (No. 333-8997)
Form S-3 (No. 333-17431)
Form S-3 (No. 333-20755)
Form S-3 (No. 333-4546)
Form S-3 (No. 333-36531)
Form S-3 (No. 333-36537)
Form S-3 (No. 333-4542)
Form S-8 (No. 333-4550)
Form S-8 (No. 333-4548)
Form S-8 (No. 333-14481)
Form S-8 (No. 333-36803)
Form S-8 (No. 333-41719)
Form S-4 (No. 333-49075)
Form S-3 (No. 333-47201)
Form S-8 (No. 333-57617)
Form S-4 (No. 333-60663)
Form S-8 (No. 333-70409)
Form S-3 (No. 333-61409)
Form S-3 (No. 333-69121)
Form S-3 (No. 333-75109)
Form S-4 (No. 333-60355)
Form S-8 (No. 333-75349)
Form S-3 (No. 333-77257)
Form S-3 (No. 333-77067)
Form S-3 (No. 333-81689)
Form S-3 (No. 333-92743)
Form S-3 (No. 333-31718)



                                                  /s/ ERNST & YOUNG LLP

Denver, Colorado
March 9, 2000